UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2008

PERRY ELLIS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Florida	0-21764	59-1162998
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 N.W. 107th Avenue
Miami, Florida	33172
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 592-2830

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2008, Perry Ellis International, Inc. (the “Company”) and George Feldenkreis, the Company’s Chairman of the Board of Directors and Chief Executive Officer, agreed to amend and restate Mr. Feldenkreis’ employment agreement which was previously described in the Company’s Current Report on Form 8-K filed with the Commission on June 10, 2005. The amendments to the employment agreement, among other things, included the following: (i) the term of Mr. Feldenkreis’ employment was extended until January 31, 2013 (subject to earlier termination in accordance with the terms of the agreement); (ii) an annual base salary of not less than $1,000,000, and (iii) revisions to comply with the requirements of Internal Revenue Code Section 409A and the regulations promulgated thereunder.

In addition, the amended and restated employment agreement provides for the grant to Mr. Feldenkreis of 375,000 performance-based restricted shares of the Company’s common stock (if such shares are available for grant under the Company’s shareholder-approved equity compensation plans), which shall be tax deductible under Internal Revenue Code Section 162(m). Such shares generally vest 100% on Mr. Feldenkreis’ 80th birthday, provided that he is still an employee of the Company on such date, and the Company has met certain performance criteria.

On February 8, 2008, the Company and Oscar Feldenkreis, the Company’s Vice Chairman of the Board of Directors, President and Chief Operating Officer, agreed to amend and restate Mr. Oscar Feldenkreis’ employment agreement which was previously described in the Company’s Current Report on Form 8-K filed with the Commission on June 10, 2005. The amendments to the employment agreement, among other things, included the following: (i) the term of Mr. Oscar Feldenkreis’ employment was extended until January 31, 2013 (subject to earlier termination in accordance with the terms of the agreement); (ii) an annual base salary of not less than $1,000,000, and (iii) revisions to comply with the requirements of Internal Revenue Code Section 409A and the regulations promulgated thereunder.

In addition, the amended and restated employment agreement provides for the grant to Mr. Oscar Feldenkreis of 375,000 performance-based restricted shares of the Company’s common stock (if such shares are available for grant under the Company’s shareholder-approved equity compensation plans), which shall be tax deductible under Internal Revenue Code Section 162(m). Such shares generally vest 100% on Mr. Oscar Feldenkreis’ 60th birthday, provided that the he is still an employee of the Company on such date, and the Company has met certain performance criteria.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERRY ELLIS INTERNATIONAL, INC.

Date: February 14, 2008	By:	/s/ Cory Shade
Cory Shade, General Counsel